EXHIBIT 10.12

CENTURY WEST PROPERTIES, INC.

MANAGEMENT AGREEMENT

In consideration of the covenants herein, InterGroup Corporation, hereinafter called "Owner"), and CENTURY WEST PROPERTIES, INC., (hereinafter called "Agent"), agree as follows:

1.          The OWNER hereby employs the AGENT, as an independent contractor and not as an employee of OWNER, exclusively to rent and manage the properties set forth on the attached ‘Property List’ upon the terms and conditions hereinafter set forth, for a period of 12 months beginning on the 1st day of August, 2005, and ending on the 31st day of July , 2006, and thereafter for monthly periods from time to time, unless on or before 30 days prior to the date last mentioned above or on or before 30 days prior to the expiration of any such renewal period, either party hereto shall notify the other in writing that it elects to terminate this Agreement, in which case this Agreement shall be thereby terminated on said last mentioned date. In the event that Owner shall elect to terminate this agreement prior to the expiration of the initial 12 month term, Agent shall be entitled to a cancellation fee of one month management fee on any properties so terminated, with the exception of those properties listed on the Property List as ‘currently for sale’. Notwithstanding the foregoing, this Agreement may be terminated at any time, by either party as a result of the other party’s: (a) breach of this agreement; (b) breach of fiduciary duty; (c) bankruptcy or (d) fraud, deceit, gross negligence, reckless or intentional misconduct, or knowing violation of law.

2.          THE AGENT AGREES:

2.1          To accept the management of the Premises, to the extent, for the period, and upon the terms herein provided and agrees to furnish the services of its organization for the rental operation and management of the Premises.

2.2          To render a monthly statement of receipts, disbursements, and Budget Variance to Owner by the 15th day of the following month. The budget will be submitted to Owner for review and approval on an annual basis. Agent shall be responsible for all property accounting functions with the exception of depreciation entries. Monthly reports will be on an accrual basis and will include income statement, balance sheet, general ledger, check register, and budget variance. Agent shall remit each month the net proceeds (provided AGENT is not required to make any mortgage, escrow, or tax payment on the first day of the following month). In case the disbursements and charges shall be in excess of the receipts, the OWNER agrees to pay such excess promptly, but nothing herein contained shall obligate the AGENT to advance its own funds on behalf of the OWNER.

2.3          To indemnify, defend and save the OWNER harmless from all suits in connection with the Premises and from liability for damage to property and injuries to or death of any employee or other person whomsoever arising out of or in any way related to the gross negligence or willful acts or omissions of AGENT or of any employee of AGENT, and to carry at its own expense Employee Dishonesty Insurance Coverage with policy limits of One Hundred Thousand Dollars ($100,000.00), and to furnish to the OWNER certificates evidencing the existence of such insurance.

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3.          THE OWNER AGREES:

To give the AGENT the following authority and powers (all or any of which may be exercised in the name of the OWNER) and agrees to assume all expenses in connection therewith:

3.1          To advertise the Premises or any part thereof; to display signs thereon and to rent the same; to cause references of prospective tenants to be investigated; to sign leases for terms not in excess of 12 months and to renew and/or cancel the existing leases and prepare and execute the new leases without an additional charge to the OWNER; provided, however, that the AGENT may collect credit report fees from prospective tenants and need not account for such charges to the OWNER; to terminate tenancies and to sign and serve such notices as are deemed needful by the AGENT; to institute and prosecute actions to oust tenants and to recover possession of the Premises; to sue for and recover rent; and, when expedient, to settle, compromise, and release such actions or suits, or reinstate such tenancies. OWNER shall reimburse AGENT for all expenses of litigation including attorneys' fees, filing fees, and court costs which AGENT does not recover from tenants. AGENT may select the attorney of its choice to handle such litigation, subject to OWNER’S approval, which approval shall not be unreasonably withheld.

3.2          To hire, discharge, and pay all engineers, janitors, and other employees; to make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition and for the operating efficiency thereof and all alterations required to comply with lease requirements, and to do decorating on the Premises; to negotiate contracts for nonrecurring items not exceeding $1,000.00 and to enter into agreements for all necessary repairs, maintenance, minor alterations, and utility services; and to purchase supplies and pay all bills. All contracts shall include a reasonable completion date. AGENT shall secure the approval of the OWNER for any alterations or expenditures in excess of $1,000.00 for any one item, or eight hours labor for any one incident, except monthly or recurring operating charges and emergency repairs in excess of the maximum, if, in the opinion of the AGENT, such repairs are necessary to protect from damage or to maintain services to the tenants as called for by their tenancy.

3.3          To collect rents and/or assessments and other items due or to become due and give receipts therefor and to deposit all funds collected hereunder in the AGENT's custodial account.

3.4          To handle tenants' security deposits and to comply, on the OWNER's behalf, with applicable state or local laws concerning the AGENT's responsibility for security deposits and interest thereon, if any.

3.5          To execute and file all returns and other instruments and do and perform all acts required of the OWNER as an employer with respect to the Premises under the Federal Insurance Contributions Acts, the Federal Unemployment Tax Act, and Subtitle C of the Internal Revenue Code of 1954 with respect to wages paid by the AGENT on behalf of the OWNER and under any similar federal and state law now or hereafter in force (and in connection therewith the OWNER agrees upon request to promptly execute and deliver to the AGENT all necessary powers of attorney, notice of appointment, and the like).

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3.6          To prepare and cause to be filed all documentation for the Premises required under the City of Los Angeles Rent Stabilization Ordinance.

3.7          The AGENT shall not be required to advance any monies for the care or management of said property, and the OWNER agrees to advance all monies necessary therefor. If the AGENT shall elect to advance any money in connection with property, the OWNER agrees to reimburse the AGENT forthwith and hereby authorizes the AGENT to deduct such advances from any monies due the OWNER. The AGENT shall, upon instruction from the OWNER, impound reserves each month for the payment of real estate taxes, insurance, or any other special expenditure.

4.          THE OWNER FURTHER AGREES:

4.1           To indemnify, defend, and save the AGENT harmless from all suits in connection with the Premises and from liability for damage to property and injuries to or death of any employee or other person whomsoever, and to carry at his (its) own expense public liability insurance naming the OWNER and AGENT and adequate to protect their interests and in form, substance, and amounts reasonably satisfactory to the AGENT, and to furnish to the AGENT certificates evidencing the existence of such insurance. Unless the OWNER shall provide such insurance and furnish such certificate within 30 days from the date of the Agreement, the AGENT may, but shall not be obligated to, place said insurance and charge the cost thereof to the account of the OWNER. All such insurance policies shall provide that the AGENT shall receive thirty (30) days' written notice prior to cancellation of the policy. OWNER shall neither indemnify nor hold AGENT harmless from or against any liability caused by the gross negligence or willful act or omission of AGENT or of any employee of AGENT.

4.2          To pay all expenses incurred by the AGENT, including, but not limited to, reasonable attorneys' fees and AGENT's costs in connection with any claim, proceeding, or suit involving alleged violation by the AGENT or the OWNER, or both, of any law pertaining to fair employment, fair credit reporting, environmental protection, rent control, taxes, or fair housing, including, but not limited to any law prohibiting, or making illegal, discrimination on the basis of race, sex, creed, color, religion national origin, or mental or physical handicap, provided, however, that the OWNER shall not be responsible to the AGENT for any such expenses in the event the AGENT is finally adjudicated to have personally, and not in a representative capacity, violated any such law. Counsel engaged by AGENT shall represent OWNER and AGENT to the extent possible, and if their interests are or become adverse, OWNER shall be notified in writing to obtain counsel to represent OWNER alone. Nothing contained herein shall obligate the AGENT to employ counsel to represent the OWNER in any such proceeding or suit: however, should AGENT elect to employ counsel to represent OWNER, OWNER shall have the right to consent to such employment. The OWNER also agrees to pay reasonable expenses (or an apportioned amount of such expenses where other employers of AGENT also benefit from the expenditure) incurred by the AGENT in obtaining legal advice regarding compliance with any law affecting the premises or activities related thereto.

4.3          To indemnify, defend, and save the AGENT harmless from all claims, investigations, and suits, or from actions or failures to act of the OWNER, with respect to any alleged or actual violation of state or federal labor laws, it being expressly agreed and understood that as between the OWNER and the AGENT, all persons employed in connection with the Premises are employees of the OWNER, not the AGENT. Notwithstanding the foregoing, AGENT shall at all times comply with the requirements of all Federal, State and Local labor laws, statutes and regulations in the performance of AGENT’s duties hereunder.

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5.          THE OWNER AGREES TO PAY THE AGENT EACH MONTH:

5.1          FOR MANAGEMENT (a): For Properties with Resident Management: Four percent (4.0%) of the monthly gross receipts from the operation of the Premises during the period this Agreement remains in full force and effect. Gross receipts are all amounts received from the operation of the Premises including rents, parking fees, storage fees, laundry income, and fees. (b) For Properties without Resident Management: Four and one-half percent (4.5%) of same.

5.2          FOR AN ON SITE MANAGER: The actual cost of providing an on site manager as is or may be required by federal or state law, or in the opinion of the AGENT, is necessary to carry on the activities or the operation of the Premises. The prior approval of OWNER shall be required for the hiring of an on site manager, and the prior approval of OWNER shall be required to remove or terminate any on site manager.

5.3          FOR LEASING: The actual cost or proportionate share of the actual cost AGENT incurs to hire, train and equip personnel to lease apartments, including, but not limited to: advertising, signage, commissions;

5.4          FOR MAINTENANCE: The actual cost incurred to provide personnel when needed to do routine and customary maintenance to the property. Major improvements (i.e. roofing, re-piping, major landscaping, building painting, soft story retrofit, etc.) in excess of $3,000 will be performed by qualified contractors and billed at lowest responsible price plus 5% for AGENT’s overhead and supervision. Major remodels, in which the scope of work includes conceptual development, interior/exterior design, and color and material specifications in addition to project supervision, shall include an overhead/supervision charge of 10% of the direct remodel costs.

5.5          FOR OTHER SERVICES: To provide other occasional or emergency services as may be required for the operation of the property that would be too costly or impractical to contract to others.

6.          IT IS MUTUALLY AGREED THAT:

6.1          The OWNER expressly withholds from the AGENT any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to the OWNER other that expenses related to exercising the express powers above vested in the AGENT without the prior written direction of the OWNER, except such emergency repairs as may be required because of danger to life or property or which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary service to the Premises.

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6.2          The AGENT does not assume and is given no responsibility for compliance of any construction on the Premises or any equipment therein with the requirements of any statute, ordinance, law, or regulation of any governmental body or of any public authority or official thereof having jurisdiction, except to notify the OWNER promptly or forward to the OWNER promptly any complaints, warnings, notices, or summonses received by it relating to such matters. The OWNER represents that to the best of his (its) knowledge the Premises and such equipment comply with all such requirements and authorizes the AGENT to disclose the ownership of the Premises to any such officials and agrees to indemnify and hold harmless the AGENT, its representatives, servants, and employees, of and from all loss, cost, expense, and liability whatsoever which may be imposed on them or any of them by reason of any present or future violation or alleged violation of such laws, ordinances, statutes, or regulations.

6.3          In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by the OWNER with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any constitutional provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and the AGENT, in its sole and absolute discretion, considers that the action or position of the OWNER or registered managing agent with respect thereto may result in damage or liability to the AGENT, the AGENT shall have the right to cancel this Agreement at any time by written notice to the OWNER of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by registered mail, on or to the person named to receive the AGENT's monthly statement at the address designated for such person as provided in Paragraph 2.2 above, and if served by mail shall be deemed to have been served when deposited in the mails. Such cancellation shall not release the indemnities of the OWNER set forth in Paragraphs 4 and 6.2 above and shall not terminate any liability or obligation of the OWNER to the AGENT for any payment, reimbursement, or other sum of money then due and payable to the AGENT hereunder.

7.          The OWNER shall pay or reimburse the AGENT for any sums of money due it under this Agreement for services for actions prior to termination, notwithstanding any termination of this Agreement. All provisions of this Agreement that require the OWNER to have insured or to defend, reimburse, or indemnify the AGENT (including, but not limited to, Paragraphs 4.1, 4.2, and 4.3) shall survive any termination and, if AGENT is or becomes involved in any proceeding or litigation by reason of having been the OWNER's AGENT, such provisions shall apply as if this Agreement were still in effect. The parties understand and agree that the AGENT may withhold funds for thirty (30) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts.

8.          MISCELLANEOUS

8.1          This Agreement embodies the entire understanding of the parties, and supersedes all and any prior written or oral agreement regarding the subject matter hereof. This agreement may not be modified or amended except by a writing signed by both parties hereto.

8.2          This Agreement shall be binding upon the successors and assigns of the AGENT, and heirs, administrators, executors, successors and assigns of the OWNER.

8.3          In any action, proceeding or arbitration between OWNER and AGENT arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and costs from the non-prevailing party.

8.3          OWNER and AGENT each agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

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8.4          Except as otherwise provided in this Agreement, any and all notices or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to OWNER or AGENT shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to that party. In lieu of such personal delivery, written notice may be delivered by nationally recognized overnight courier service or by certified United States Mail, postage prepaid, addressed to such party as follows:

A.	If to OWNER,	The InterGroup Corporation

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024

B.	If to AGENT,	Century West Properties, Inc.

1437 Seventh Street, Santa Monica. CA 90401

In the case of courier or mail, notice shall be deemed duly served or delivered as of the date of the first attempted delivery at the address and in the manner provided herein.

AGREED TO THIS DATE: August 1, 2005

OWNER: The InterGroup Corporation, et. al.

By: /s/ John V. Winfield

AGENT: Century West Properties, Inc.

By: /s/ Kevin McCabe

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EXHIBIT A – CURRENT LIST OF PROPERTIES

CODE:	ADDRESS:
11361	11361 OVADA - 7 UNITS
11371	11371 OVADA - 4 UNITS
11650	11650 BELLAGIO - HOUSE
11678	11678 BELLAGIO - HOUSE
11680	11680-88 BELLAGIO - 4 UNITS
15	15 OUTRIGGER DRIVE
2301	2301 ROSCOMARE RD.
633	633 OCEAN AVENUE - 31 UNITS
636	636 ACANTO - 8 UNITS
801	801 26th ST - 12 UNITS
850	850 MORAGA - 9 UNITS
855	855 MORAGA - 14 UNITS
sf614	614 ACANTO - SF - 2 UNITS
sf821	821 3rd St - WV - 27 UNITS

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